Exhibit 99.2

Space Asset Acquisition Corp. Announces Closing of $230 Million Initial Public Offering Including Exercise of Underwriters’ Over-Allotment Option in Full

PRINCETON, NJ, Jan. 29, 2026 (GLOBE NEWSWIRE) -- Space Asset Acquisition Corp. (Nasdaq: SAAQU) (the “Company”) today announced the closing of its initial public offering of 23,000,000 units, which includes 3,000,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “SAAQU” on January 28, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “SAAQ” and “SAAQW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 645,000 units at a price of $10.00 per unit, resulting in gross proceeds of $6,450,000. Space Asset Acquisition Sponsor LLC, the Company’s sponsor, purchased 415,000 of the private placement units and BTIG, LLC purchased 230,000 of the private placement units. Each private placement unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $230,000,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Space Asset Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any industry, sector or geographic region, it intends to target opportunities and companies that are in the global space economy, including businesses in the technology and defense sectors.

BTIG, LLC acted as the sole book-running manager for the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 27, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from BTIG, LLC, 65 East 55th Street, New York, NY 10022, by email at: ProspectusDelivery@btig.com, or by visiting the SEC’s website at www.sec.gov.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Peter Ort
Principal Executive Officer and Director
Space Asset Acquisition Corp.
pete@curaleaassociates.com